EXHIBIT 99.2

AVI BIOPHARMA, INC.

STOCK OPTION AGREEMENT

Non-Qualified Stock Option

This STOCK OPTION AGREEMENT is made between AVI BIOPHARMA, INC., an Oregon corporation (the “Company”), and                                 (the “Optionee”), pursuant to the Company’s 2002 Equity Incentive Plan (the “Plan”).  The Company and the Optionee agree as follows:

1.                                       Option Grant.  The Company hereby grants to the Optionee on the terms and conditions of this Agreement the right and the option (the “Option”) to purchase all or any part of shares                 of the Company’s Common Stock at a purchase price of $                per share.  The terms and conditions of the Option grant set forth in attached Exhibit A are hereby incorporated into and made a part of this Agreement.  The Option is not intended to be an Incentive Stock Option, as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”) and therefore is a Non-Qualified Stock Option.

2.                                       Time of Exercise of Option.   The Vesting Reference Date for this Option is                            ,             .  Until it expires or is terminated as provided in Sections 1 or 5 of Exhibit A, the Option may be exercised to purchase the Remaining Shares from time to time up to the following limits:

Years After Vesting Reference Date	Percentage Exercisable

one	percent
two	percent
three	percent
four	percent

3.                                       Grant Date.  The Grant Date for this Option is                             ,               .  The Option shall continue in effect until the date              years after the Grant Date (the “Expiration Date”) unless earlier terminated as provided in Sections 1 or 5 of Exhibit A.

AVI BIOPHARMA, INC.		OPTIONEE

By:
[signature]
Title:
4575 SW Research Way
	Suite 200	[print name]
Corvallis, OR 97333

[address]